Exhibit 16.1

BKD LLP	910 E. St. Louis Street, Suite 400 // P.O. Box 1900 // Springfield, MO 65801-1900
CPAs & Advisors	417.831.7283 // fax 417.831.4763 // bkd.com

December 21, 2018

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

Commissioners:

We have read the statements made by Celadon Group, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Celadon Group, Inc. dated December 21, 2018.  We agree with the statements in such Form 8-K as they pertain to BKD, LLP.

Regards,

/s/ BKD, LLP

Springfield, Missouri

Back to Form 8-K